ALLEGION REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS; UPDATES FULL-YEAR 2014 EPS OUTLOOK

•	Second quarter 2014 revenue of $531.5 million, up 0.5 percent compared to 2013 (up 4.0 percent on an adjusted basis*)

•	Second quarter 2014 earnings per share (EPS) from continuing operations of $0.53 ($0.61 on an adjusted basis*) compared to $0.64 in the prior year ($0.64 on an adjusted basis)

•	Second quarter 2014 operating margin of 16.9 percent, adjusted operating margin of 19.1 percent*

•	Full-year 2014 EPS from continuing operations outlook of $2.00 to $2.15 and $2.30 to $2.40 on an adjusted basis* (previously $2.25 to $2.40 on an adjusted basis)

Dublin, Ireland, July 30, 2014 - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported second quarter 2014 net revenues of $531.5 million, up 0.5 percent compared to the prior year, and net earnings of $51.6 million, or $0.53 per share from continuing operations. This compares with net earnings of $61.1 million, or $0.64 per share from continuing operations for the 2013 second quarter.

Second quarter net revenues increased 4.0 percent on an adjusted basis (up 2.9 percent on an organic basis). The increase in revenues is due to strong residential volume and modest commercial volume growth compensating for unfavorable timing of Asia Pacific system integration projects. Adjusted net earnings were $59.8 million, or $0.61 per share from continuing operations, down $0.03 from the prior year. Included in these results, the Asia Pacific region reflected a $2.5 million bad debt adjustment in the quarter, or unfavorable $0.02 per share. Removing this adjustment, operational improvements and a lower tax rate mostly offset higher interest expense and incremental investment.

Second quarter operating margin was 16.9 percent (19.1 percent on an adjusted basis). Operating margin in the second quarter of 2013 was 18.9 percent (19.6 percent on an adjusted basis). Adjusted operating margin was down year-over-year as increased investments, inflation and the one-time bad debt adjustment in Asia Pacific were partially offset by favorable price, currency exchange, and productivity.

“While our second quarter margins were down year-over-year, I am pleased with the results given modest commercial growth,” said David D. Petratis, chairman, president and chief executive officer. “Residential volumes and the impact of our EMEIA recovery efforts are compensating for continued softness in non-residential institutional markets. We are now forecasting slower than expected recovery of the institutional markets in 2014.”

The Company also reported negative $8.1 million or negative $0.08 per share in the second quarter from discontinued operations. This compares with 2013 discontinued operations of negative $0.8 million, or negative $0.01 per share. The discontinued operations are inclusive of a $6.6 million impairment charge related to the announced divestiture of the United Kingdom (UK) Door businesses.

“This transaction enables us to simplify our offering and focus upon strategic products that can be leveraged across the EMEIA region,” said Petratis. “This is an important piece of our ongoing transformation of the portfolio to improve profitability and return on invested capital.”

*Adjustments to GAAP revenue, operating income, operating margin, EBITDA, EBITDA margin, earnings from continuing operations and diluted earnings per share (EPS) from continuing operations consist of items such as the impact of change in order flow through the Company's consolidated joint venture in Asia, restructuring charges, and one-time separation costs related to the spin-off from Ingersoll Rand to better illustrate year over year performance. Please see the disclosure below and the supplemental schedules attached to this earnings release for additional information regarding these adjustments.

Additional Items

Interest expense for the second quarter of 2014 was $12.0 million higher than the prior period due to the additional indebtedness incurred as a result of the spin-off from Ingersoll Rand. The Company's effective tax rate for the second quarter of 2014 was 29.5 percent. The comparable effective tax rate for the second quarter of 2013 was 36.9 percent.

EMEIA Restructuring

In the second quarter of 2014, management committed to a plan to restructure the EMEIA segment to improve efficiencies and regional cost structure. In conjunction with this plan, the Company incurred severance and other restructuring charges of $4.4 million for the three and six months ended June 30, 2014 of which $1.0 million is recorded in Cost of goods sold and $3.4 million is recorded in Selling and administrative expenses.

Cash Flow and Liquidity

Year-to-date 2014 available cash flow was $39.4 million, down $12.9 million versus prior year. The year-over-year decrease in available cash flow reflects increased investment in capital projects. The Company ended second quarter 2014 with cash of $193.2 million and total debt of $1,287.6 million. The Company did not have any borrowings outstanding under its $500 million revolving credit facility at June 30, 2014.

Share Repurchase

During the second quarter of 2014, the Company repurchased approximately 0.6 million shares with an average price paid per share of $50.14 for approximately $30.3 million related to the $200 million share repurchase program approved by the Company's board of directors in February, 2014.

Outlook

Allegion continues to forecast full-year revenues to increase 3.5 to 4.5 percent versus prior year on an adjusted basis. The Company is raising the lower end of adjusted EPS guidance, and holding the high-end with an updated range of $2.30 to $2.40. Restructuring and spin costs are expected to be in the range of $0.25 to $0.30 per share. Including these costs, EPS for 2014 continuing operations are expected to be in the range of $2.00 to $2.15. The forecast includes a full year tax assumption of approximately 30 percent for continuing operations. The updated forecast assumes the official exchange rate for the Venezuelan bolivar and does not take into consideration the impact of a potential currency devaluation in Venezuela. The Company continues to target available cash flow that approximates net earnings from continuing operations.

Conference Call Information

On Thursday, July 31, David D. Petratis, chairman, president and chief executive officer, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8:00 a.m. E.T., to review the Company's results.

A real-time, listen-only webcast of the conference call will be broadcast live over the Internet. Individuals wishing to listen can access the call through the Company's website at http://investor.allegion.com.

About Allegion

Allegion (NYSE: ALLE) creates peace of mind by pioneering safety and security. As a $2 billion provider of security solutions for homes and businesses, Allegion employs more than 8,000 people and sells products in more than 120 countries across the world. Allegion comprises 27 global brands, including strategic brands CISA®, Interflex®, LCN®, Schlage® and Von Duprin®.

For more, visit http://www.allegion.com.

Non-GAAP Measures

The Company has presented revenue, operating income, operating margin, EBITDA, EBITDA margin, earnings from continuing operations, and diluted earnings per share (EPS) from continuing operations on both a U.S. GAAP basis and on an adjusted basis because the Company's management believes it may assist investors in evaluating the Company's on-going operations as a standalone company. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of the non-GAAP measures used to their most directly comparable GAAP measure is presented as a supplemental schedule to this earnings release.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's 2014 financial performance, the Company's growth strategy, the Company's capital allocation strategy, the Company's Europe, Middle East, India and Africa (EMEIA) strategy and the performance of the markets in which the Company operates. These forward-looking statements are based on the Company's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Further information on these factors and other risks that may affect the Company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended December 31, 2013, Form 10-Q for the quarter ended March 31, 2014 and Form 10-Q for the quarter ended June 30, 2014. The Company assumes no obligations to update these forward looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net revenues	$531.5	$528.7	$998.1	$996.9
Cost of goods sold	305.2	310.2	580.0	592.4
Gross profit	226.3	218.5	418.1	404.5

Selling and administrative expenses	136.6	118.5	261.0	235.0
Operating income	89.7	100.0	157.1	169.5

Interest expense	12.5	0.5	25.6	0.9
Other, net	(1.0)	(0.8)	(1.1)	6.7
Earnings before income taxes	78.2	100.3	132.6	161.9

Provision for income taxes	23.1	37.0	39.4	56.9
Earnings from continuing operations	55.1	63.3	93.2	105.0

Discontinued operations, net of tax	(8.1)	(0.8)	(8.8)	(1.5)

Net earnings	47.0	62.5	84.4	103.5

Less: Net earnings (loss) attributable to noncontrolling
interests	3.5	2.2	5.3	3.8

Net earnings attributable to Allegion plc	$43.5	$60.3	$79.1	$99.7

Amounts attributable to Allegion plc shareholders:
Continuing operations	$51.6	$61.1	$87.9	$101.2
Discontinued operations	(8.1)	(0.8)	(8.8)	(1.5)
Net earnings	$43.5	$60.3	$79.1	$99.7

Basic earnings (loss) per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.54	$0.64	$0.91	$1.05
Discontinued operations	(0.09)	(0.01)	(0.09)	(0.01)
Net earnings	$0.45	$0.63	$0.82	$1.04

Diluted earnings (loss) per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.53	$0.64	$0.90	$1.05
Discontinued operations	(0.08)	(0.01)	(0.09)	(0.01)
Net earnings	$0.45	$0.63	$0.81	$1.04

Shares outstanding - basic	96.3	96.0	96.3	96.0
Shares outstanding - diluted	97.3	96.0	97.4	96.0

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	June 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$193.2	$227.4
Restricted cash	—	40.2
Accounts and notes receivables, net	295.6	260.0
Costs in excess of billings on uncompleted
contracts	148.2	158.8
Inventory	174.1	153.6
Other current assets	76.5	86.0
Total current assets	887.6	926.0
Property, plant and equipment, net	210.3	200.2
Goodwill	517.8	504.9
Intangible assets, net	144.9	146.1
Other noncurrent assets	207.5	202.7
Total assets	$1,968.1	$1,979.9

LIABILITIES AND EQUITY
Accounts payable	$219.8	$211.3
Accrued expenses and other current liabilities	186.9	207.3
Short-term borrowings and current maturities
of long-term debt	30.7	71.9
Total current liabilities	437.4	490.5
Long-term debt	1,256.9	1,272.0
Other noncurrent liabilities	285.0	273.1
Equity	(11.2)	(55.7)
Total liabilities and equity	$1,968.1	$1,979.9

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Six Months Ended June 30,
	2014	2013
Operating Activities
Earnings from continuing operations	$93.2	$105.0
Depreciation and amortization	24.4	22.9
Changes in assets and liabilities and other non-cash items	(52.2)	(66.9)
Net cash from (used in) operating activities of continuing operations	65.4	61.0
Net cash used in operating activities of discontinued operations	(1.6)	(1.8)
Net cash from (used in) operating activities	63.8	59.2

Investing Activities
Capital expenditures	(26.0)	(8.7)
Acquisitions of businesses, net of cash acquired	(23.0)	—
Other investing activities, net	40.8	1.8
Net cash used in investing activities	(8.2)	(6.9)

Financing Activities
Net debt proceeds (repayments)	(55.2)	0.4
Dividends paid to ordinary shareholders	(14.9)	—
Net transfers to Ingersoll-Rand	—	(33.5)
Repurchase of ordinary shares	(30.3)	—
Other financing activities, net	14.6	(2.8)
Net cash from (used in) financing activities	(85.8)	(35.9)

Effect of exchange rate changes on cash and cash equivalents	(4.0)	(11.7)
Net increase (decrease) in cash and cash equivalents	(34.2)	4.7
Cash and cash equivalents - beginning of period	227.4	317.5
Cash and cash equivalents - end of period	$193.2	$322.2

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net revenues
Americas	$400.7	$397.8	$746.1	$749.1
EMEIA	101.2	98.3	200.4	193.9
Asia Pacific	29.6	32.6	51.6	53.9
Total net revenues	$531.5	$528.7	$998.1	$996.9

Operating income (loss)
Americas	$111.3	$110.9	$197.3	$193.3
EMEIA	(4.1)	(1.3)	(4.7)	(6.0)
Asia Pacific	(3.5)	(0.8)	(6.5)	(1.9)
Corporate unallocated	(14.0)	(8.8)	(29.0)	(15.9)
Total operating income	$89.7	$100.0	$157.1	$169.5

ALLEGION PLC	SCHEDULE 2

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS FROM CONTINUING OPERATIONS

(in millions, except per share data)

The Company has presented revenue, operating income, operating margin, earnings from continuing operations, diluted earnings per share (EPS) from continuing operations, on both a U.S. GAAP basis and on an adjusted basis and presented adjusted EBITDA and adjusted EBITDA margin because the Company's management believes it may assist investors in evaluating the Company's on-going operations as a standalone public company. Adjustments to revenue, operating income, operating margin, earnings and diluted EPS from continuing operations and EBITDA include items that are considered to be unusual or infrequent in nature such as restructuring charges and one-time separation costs related to the spin-off from Ingersoll Rand.

The Company considers these items unrelated to its core, on-going operating performance, and believes the use of these non-GAAP measures allows comparison of operating results that are consistent over time. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Management uses these non-GAAP measures internally to evaluate the performance of the business. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures.

	Three Months Ended June 30, 2014				Three Months Ended June 30, 2013
	Reported	Spin-off related and other charges		Adjusted (non-GAAP)	Reported	Spin-off related and other charges		Adjusted (non-GAAP)
Net revenues	$531.5	$—		$531.5	$528.7	$(17.4)	(1)	$511.3

Operating income	89.7	12.0	(2)	101.7	100.0	0.1	(2)	100.1
Operating margin	16.9%			19.1%	18.9%			19.6%

Earnings before income taxes	78.2	12.0		90.2	100.3	0.1		100.4
Provision for income taxes	23.1	3.8	(3)	26.9	37.0	—		37.0
Earnings from continuing operations	55.1	8.2		63.3	63.3	0.1		63.4

Non-controlling interest	3.5	—		3.5	2.2	—		2.2

Net earnings from continuing operations
attributable to Allegion plc	$51.6	$8.2		$59.8	$61.1	$0.1		$61.2

Diluted earnings per ordinary share
attributable to Allegion plc
shareholders:	$0.53	$0.08		$0.61	$0.64	$—		$0.64

(1)
Adjustment to net revenue for the three months ended June 30, 2013 reflects the impact of a change in order flow through the Company's consolidated joint venture in Asia resulting from a revised joint venture operating agreement signed in late 2013. Previously, the joint venture acted as a pass-through to the end customer. Products are now shipped direct to the end customer with the joint venture receiving a royalty in an amount that approximates the lost margin. The consolidated joint venture no longer recognizes the revenue and cost of goods sold on these products. The change did not have a material impact on operating income or on cash flows for the three months ended June 30, 2014.

(2)
Adjustments to operating income for the three months ended June 30, 2014 and 2013 consist of $12.0 million of costs incurred as part of the spin-off from Ingersoll Rand and restructuring charges in 2014 and $0.1 million of restructuring charges in 2013.

(3)	Adjustments to the provision for income taxes for the three months ended June 30, 2014 consist of $3.8 million of tax expense related to the items excluded from operating income discussed above.

	Six months ended June 30, 2014				Six months ended June 30, 2013
	Reported	Spin-off related and other charges		Adjusted (non-GAAP)	Reported	Spin-off related and other charges		Adjusted (non-GAAP)
Net revenues	$998.1	$—		$998.1	$996.9	$(35.1)	(1)	$961.8

Operating income	157.1	21.3	(2)	178.4	169.5	4.6	(2)	174.1
Operating margin	15.7%			17.9%	17.0%			18.1%

Earnings before income taxes	132.6	21.3		153.9	161.9	4.6		166.5
Provision for income taxes	39.4	6.5	(3)	45.9	56.9	1.3	(3)	58.2
Earnings from continuing operations	93.2	14.8		108.0	105.0	3.3		108.3

Non-controlling interest	5.3	—		5.3	3.8	—		3.8

Net earnings from continuing operations
attributable to Allegion plc	$87.9	$14.8		$102.7	$101.2	$3.3		$104.5

Diluted earnings per ordinary share
attributable to Allegion plc
shareholders:	$0.90	$0.15		$1.05	$1.05	$0.03		$1.09

(1)
Adjustment to net revenue for the six months ended June 30, 2013 reflects the impact of a change in order flow through the Company's consolidated joint venture in Asia resulting from a revised joint venture operating agreement signed in late 2013. Previously, the joint venture acted as a pass-through to the end customer. Products are now shipped direct to the end customer with the joint venture receiving a royalty in an amount that approximates the lost margin. The consolidated joint venture no longer recognizes the revenue and cost of goods sold on these products. The change did not have a material impact on operating income or on cash flows for the six months ended June 30, 2014.

(2)
Adjustments to operating income for the six months ended June 30, 2014 and 2013 consist of $21.3 million of costs incurred as part of the spin-off from Ingersoll Rand and restructuring charges in 2014 and $4.6 million of restructuring charges in 2013.

(3)
Adjustments to the provision for income taxes for the six months ended June 30, 2014 and 2013 consist of $6.5 million and $1.3 million, respectively, of tax expense related to the items excluded from operating income discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION

(in millions)

	Three Months Ended June 30, 2014		Three Months Ended June 30, 2013
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$400.7		$397.8
Impact of Asia JV order flow change	—		(17.4)
Adjusted net revenues	400.7		380.4

Operating income (GAAP)	111.3	27.8%	110.9	29.2%
Restructuring charges	—	—%	—	—%
Spin-off related charges	—	—%	—	—%
Adjusted operating income	111.3	27.8%	110.9	29.2%
Depreciation and amortization	6.2	1.5%	5.6	1.5%
Adjusted EBITDA	$117.5	29.3%	$116.5	30.7%

EMEIA
Net revenues (GAAP)	$101.2		$98.3

Operating income (GAAP)	(4.1)	(4.1)%	(1.3)	(1.3)%
Restructuring charges	4.7	4.6%	0.1	0.1%
Spin-off related and other charges	1.5	1.5%	—	—%
Adjusted operating income	2.1	2.0%	(1.2)	(1.2)%
Depreciation and amortization	4.4	4.2%	4.7	4.8%
Adjusted EBITDA	$6.5	6.2%	$3.5	3.6%

Asia Pacific
Net revenues (GAAP)	$29.6		$32.6

Operating income (GAAP)	(3.5)	(11.8)%	(0.8)	(2.5)%
Spin-off related charges	0.2	0.7%	—	—
Adjusted operating income	(3.3)	(11.1)%	(0.8)	(2.5)%
Depreciation and amortization	0.2	0.7%	0.2	0.6%
Adjusted EBITDA	$(3.1)	(10.4)%	$(0.6)	(1.9)%

Corporate
Operating income (GAAP)	(14.0)		(8.8)
Spin-off related charges	5.6		—
Adjusted operating income	(8.4)		(8.8)
Depreciation and amortization	1.4		0.7
Adjusted EBITDA	$(7.0)		$(8.1)

Total
Adjusted net revenues	$531.5		$511.3

Adjusted operating income	101.7	19.1%	100.1	19.6%
Depreciation and amortization	12.2	2.3%	11.2	2.2%
Adjusted EBITDA	$113.9	21.4%	$111.3	21.8%

	Six Months Ended June 30, 2014		Six Months Ended June 30, 2013
	As Reported	Margin	As Reported	Margin
Americas
Net revenues	$746.1		$749.1
Impact of Asia JV order
flow change	—		(35.1)
Adjusted net revenues	746.1		714.0

Operating income (GAAP)	197.3	26.4%	193.3	27.1%
Restructuring charges	—	—%	0.1	—%
Spin-off related charges	0.3	—%	—	—%
Adjusted operating income	197.6	26.4%	193.4	27.1%
Depreciation and amortization	12.4	1.7%	13.0	1.8%
Adjusted EBITDA	$210.0	28.1%	$206.4	28.9%

EMEIA
Net revenues	$200.4		$193.9

Operating income (GAAP)	(4.7)	(2.3)%	(6.0)	(3.1)%
Restructuring charges	5.2	2.6%	4.5	2.3%
Spin-off related and other
charges	2.8	1.4%	—	—%
Adjusted operating income	3.3	1.7%	(1.5)	(0.8)%
Depreciation and amortization	8.8	4.4%	9.4	4.8%
Adjusted EBITDA	$12.1	6.1%	$7.9	4.0%

Asia Pacific
Net revenues	$51.6		$53.9

Operating income (GAAP)	(6.5)	(12.6)%	(1.9)	(3.5)%
Spin-off related charges	0.3	0.6%	—	—
Adjusted operating income	(6.2)	(12.0)%	(1.9)	(3.5)%
Depreciation and amortization	0.4	0.8%	0.5	0.9%
Adjusted EBITDA	$(5.8)	(11.2)%	$(1.4)	(2.6)%

Corporate
Operating income (GAAP)	$(29.0)		$(15.9)
Spin-off related charges	12.7		—
Adjusted operating income	(16.3)		(15.9)
Depreciation and amortization	2.8		—
Adjusted EBITDA	$(13.5)		$(15.9)

Total
Adjusted net revenues	$998.1		$961.8

Adjusted operating income	178.4	17.9%	174.1	18.1%
Depreciation and amortization	24.4	2.4%	22.9	2.3%
Adjusted EBITDA	$202.8	20.3%	$197.0	20.4%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET INCOME TO ADJUSTED EBITDA

(in millions)

	Six Months Ended June 30,
	2014	2013
Net cash provided by (used in) operating activities
from continuing operations	$65.4	$61.0
Capital expenditures	(26.0)	(8.7)
Available cash flow	$39.4	$52.3

	Six Months Ended June 30,
	2014	2013
Net earnings (GAAP)	$84.4	$103.5
Provision for income taxes	39.4	56.9
Interest expense	25.6	0.9
Depreciation and amortization	24.4	22.9
EBITDA	173.8	184.2

Discontinued operations	8.8	1.5
Other, net	(1.1)	6.7
Restructuring charges, spin-off related costs
and other expenses	21.3	4.6
Adjusted EBITDA	$202.8	$197.0

	Three Months Ended June 30,
	2014	2013
Net earnings	$47.0	$62.5
Provision for income taxes	23.1	37.0
Interest expense	12.5	0.5
Depreciation and amortization	12.2	11.2
EBITDA	94.8	111.2

Discontinued operations	8.1	0.8
Other, net	(1.0)	(0.8)
Restructuring charges, spin-off related costs
and other expenses	12.0	0.1
Adjusted EBITDA	$113.9	$111.3